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                                   EXHIBIT 11

                            Ferrofluidics Corporation

                                  Statement Re: Computation of Per Share Earnings
                                  For the Years ended June 30, 1996, 1995 and 1994

                                                        1996           1995               1994
                                                        ----           ----               ----

Primary
   Average shares outstanding                      6,196,934      5,563,160          5,366,350
   Net effect of dilutive stock options - based
      on the treasury stock method using
      average market price                           116,111             NA                 NA
                                                  ----------     ----------       ------------
   Total                                           6,313,045      5,563,160          5,366,350

   Net income                                     $3,820,000     $  889,000       $(10,713,000)

   Per share amount                                     $.61           $.16             $(2.00)
                                                        ====           ====             ======

Fully Diluted
   Average shares outstanding                      6,196,934      5,563,160          5,366,350
   Net effect of dilutive stock options - based
      on the treasury stock method using
      year-end market price, if higher than
      average market price                           156,817             NA                 NA
                                                  ----------     ----------       ------------
      Total                                        6,353,751      5,563,160          5,366,350

   Net income                                     $3,820,000     $  889,000       $(10,713,000)

   Per share amount                                     $.60(A)        $.16             $(2.00)
                                                        ====           ====             ======

(A) Earnings per share assuming full dilution is not presented in the Statement of Operations for 1996 as it is less than 3% more dilutive than the primary computation.
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